===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[x]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              HOOPER HOLMES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            [LOGO] HOOPER HOLMES/TM/
                   1899-1999 [GRAPHIC] 100 Years and Growing


                               HOOPER HOLMES, INC.
                               170 Mt. Airy Road
                         Basking Ridge, New Jersey 07920

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of Hooper Holmes, Inc., to be held on Tuesday, May 25, 1999 at 11:00 a.m. local time, at the Company's headquarters, 170 Mt. Airy Road, Basking Ridge, New Jersey.

        The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting. There will also be a brief report on the current status of our business.

        Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the Notice of Annual Meeting and Proxy Statement, please complete, sign, date and return your proxy in the envelope provided.

        On behalf of the Officers and Directors of Hooper Holmes, Inc., I wish to thank you for your interest in the Company. I hope that you will be able to attend our Meeting and join us in celebrating the Company's 100th Anniversary.

                                 For the Board of Directors,

                                 /s/ James M. McNamee

                                 James M. McNamee
                                 Chairman, President and Chief Executive Officer

April 15, 1999

                               HOOPER HOLMES, INC.
                               170 Mt. Airy Road
                         Basking Ridge, New Jersey 07920
                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             to be held May 25, 1999
                            -------------------------

        NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Shareholders of Hooper Holmes, Inc., a New York corporation (the "Company"), will be held on Tuesday, May 25, 1999 at 11:00 a.m. local time, at the Company's headquarters, 170 Mt. Airy Road, Basking Ridge, New Jersey, for the following purposes:

1.      To elect directors.

2. To consider and act upon a proposal to amend the Certificate of Incorporation to increase the amount of authorized Common Stock, par value $.04 per share, from 80,000,000 shares to 240,000,000 shares.

3.      To consider and act upon a proposal to approve the 1999 Stock Option
        Plan.

4. To ratify the selection of the firm of KPMG LLP as auditors for the 1999 fiscal year.

5. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

        Holders of record of the Company's common stock, par value $.04 per share (the "Common Stock"), as of the close of business on April 7, 1999, the record date fixed by the Board of Directors for such purpose (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

                         BY ORDER OF THE BOARD OF DIRECTORS,

                         /s/ Robert William Jewett

                         Robert William Jewett
                         Secretary

April 15, 1999


------------------------------------------------------------------------------
Please sign the enclosed proxy and return it promptly in the envelope enclosed which requires no postage if mailed in the United States.
------------------------------------------------------------------------------

                              HOOPER HOLMES, INC.
                               170 Mt. Airy Road
                        Basking Ridge, New Jersey 07920

                                ---------------
                                PROXY STATEMENT
                                ---------------

                                  INTRODUCTION

        The enclosed proxy is solicited by the Board of Directors of Hooper Holmes, Inc., (the "Company") for use at the Annual Meeting of Shareholders to be held on May 25, 1999.

        An Annual Report to Shareholders containing the financial statements for the fiscal year ended December 31, 1998 is enclosed herewith. This proxy statement and form of proxy were first sent to shareholders on or about the date stated in the accompanying Notice of Annual Meeting of Shareholders.

        Only shareholders of record as of the Record Date are entitled to vote at the meeting and any adjournments thereof. As of that date,_______ shares of Common Stock of the Company were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by providing written notice to the Secretary of the Company or by submitting another proxy bearing a later date. In addition, shareholders attending the meeting may revoke their proxies at any time prior to the time such proxies are exercised.

        The presence in person or by proxy of the holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum. Abstentions and withhold-authority votes all count for the purpose of determining a quorum, but broker non-votes do not. Directors who receive a plurality of the votes cast at the meeting will be elected. The 1999 Stock Option Plan and the selection of auditors will be approved if a majority of the votes cast at the meeting are in favor. Votes cast for directors, the 1999 Stock Option Plan and auditors include votes for or against, but do not include broker non-votes, abstentions or withheld-authority votes.

        The Amendment to the Company's Certificate of Incorporation will be approved if a majority of all outstanding shares entitled to vote are cast in favor of approval. For this purpose, broker non-votes and abstentions have the same effect as a vote against.

        All properly executed proxies returned in time to be cast at the meeting, if no contrary instruction is indicated, will be voted FOR the election of all directors nominated herein, FOR approval of the Amendment to the Certificate of Incorporation, FOR approval of the 1999 Stock Option Plan and FOR the ratification of the auditors.

        The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone or telegraph by regular employees of the Company, without any additional remuneration and at minimal cost. The Company has also retained the services of Corporate Investor Communications, Inc., Carlstadt, New Jersey to solicit proxies on behalf of the Company. The fee to be paid by the Company for such services is not expected to exceed $10,000. The cost of soliciting the proxies will be borne by the Company.

                         ITEM 1--ELECTION OF DIRECTORS

        The Board of Directors consists of nine members divided into three classes of three members each. There are currently two vacancies on the Board, which were created by the death of Frederick D. King and the retirement of Anne King Sullivan in 1996. (Their terms were scheduled to expire at the 1999 Annual Meeting.) At each Annual Meeting of Shareholders, one class of directors is elected to serve for a three-year term or until their successors are elected and have qualified. The class of directors to be elected at this Annual Meeting will serve until the 2002 Annual Meeting.

        Any shareholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. Shares represented by all proxies received by the Company and not so marked as to withhold authority to vote for any individual director or for all directors nominated will be voted FOR the election of the nominees named below. The Company knows of no reason why any such nominee should be unable to serve, but in the event that any nominee shall be unavailable or unable to serve as a director, the proxy holders will vote for substitute nominees in the exercise of their best judgment, but may not vote for more than two persons.

Nominees for Directors (Term expires 2002)

        The nominees for directors and further information with respect to each nominee are set forth below.

Benjamin A. Currier

        Mr. Currier, age 65, was Senior Vice President of Operations for Security Life of Denver Insurance Company, a subsidiary of ING/Barings, in Denver, Colorado prior to his retirement in 1997. Mr. Currier was Vice President, Allstate Life Insurance Company from 1978 to 1995. He has been a director of the Company since 1996, and is a member of the Audit Committee and the Executive Compensation Committee.

Elaine L. Rigolosi

        Dr. Rigolosi, Ed.D, J.D., age 54, is Professor, Department of Organization and Leadership, Teachers College, Columbia University. She has been associated with Columbia University since 1976, and has maintained a private consulting practice in management for health care organizations since 1974. Dr. Rigolosi has been a director of the Company since 1989, and is a member of the Audit Committee and the Executive Compensation Committee. Dr. Rigolosi is currently serving as a director whose term expires at the Annual Meeting in 2000. She has submitted her resignation from that class of directors, effective only upon her election to the class of directors whose term expires at the Annual Meeting in 2002.

Directors Continuing in Office

        The directors whose terms expire at the Annual Meetings in 2000 and 2001 and further information with respect to each continuing director are set forth below.

John E. Nolan

        Mr. Nolan, age 71, is a partner in the law firm of Steptoe & Johnson, LLP, Washington, D.C. and has been engaged in the practice of law since 1956. He has been a director of the Company since 1971, and is a member of the Audit Committee and the Executive Committee. Mr. Nolan also serves on the Board of Directors of Iomega Corporation. (Term expires at the Annual Meeting in 2000.)

Quentin J. Kennedy

        Mr. Kennedy, age 65, was Executive Vice President, Secretary, Treasurer and Director of Federal Paper Board Company in Montvale, New Jersey until his retirement in 1996. He had served in various executive positions with Federal Paper Board since 1960. Mr. Kennedy has been a director of the Company since 1991. He is a member of the Executive Committee and the Executive Compensation Committee. (Term expires at the Annual Meeting in 2000.)

James M. McNamee

        Mr. McNamee, age 54, has served as Chairman of the Board of Directors of the Company since 1996 and as President and Chief Executive Officer of the Company since 1984. He has been an employee of the Company since 1968, an officer since 1979 and a director since 1984. Mr. McNamee is a member of the Executive Committee and the Nominating Committee. (Term expires at the Annual Meeting in 2001.)

Kenneth R. Rossano

        Mr. Rossano, age 64, is Senior Vice President, Cassidy & Associates in Boston, Massachusetts. From 1991 to 1992, he was Vice President, Development, Massachusetts Higher Education Assistance Corporation in Boston, Massachusetts. He has been a director of the Company since 1967, and is a member of the Executive Committee and the Nominating Committee. Mr. Rossano is also a director of Psy-Ed Corporation, Quick Buy, Inc. and A+ America, Inc. (Term expires at the Annual Meeting in 2001.)

G. Earle Wight

        Mr. Wight, age 65, has served as Senior Vice President of the Company since 1985 and has been a director of the Company since 1966. Mr. Wight is a member of the Nominating Committee. (Term expires at the Annual Meeting in 2001.)

Certain Relationships and Related Transactions

        Messrs. Wight and Rossano are brothers-in-law.

        On July 7, 1992 and September 23, 1993 the Company made loans to Mr. James M. McNamee, Chairman of the Board, President, CEO and a director, in the amount of $49,341 and $45,023 respectively, which were due and payable in 36 months from the date of the loan and subsequently extended 24 and 12 months, respectively, for the purpose of paying taxes due on stock compensation. The maximum amount outstanding in 1998 was $8,108. Interest was accrued at the rates of 4.8% and 3.6% respectively and interest and principal were repaid through payroll deductions. As of March 31, 1998, both loans were extinguished.

        Mr. John E. Nolan, a director of the Company, is a partner in the law firm of Steptoe & Johnson LLP, which performs legal services for the Company.

Compensation of Directors

        Each outside director of the Company will receive an annual fee of $12,000 in 1999 plus a $500 fee for each committee meeting attended. In accordance with the 1997 Director Option Plan, each outside director received stock options to purchase 100,000 shares of common stock pursuant to the Plan. Directors who are employees of the Company do not receive stock options pursuant to the Plan nor do they receive director fees. Directors are also reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings.

        In June, 1990, the Company entered into supplemental indemnity agreements with its executive officers and directors. The indemnity agreements require the Company to indemnify such person for all expenses actually and reasonably incurred in defending or settling an action to which such person is a party or threatened to be made a party or is otherwise involved because of his or her status as an officer or director of the Company. If the action is brought by or in the right of the Company, the indemnification must be made only if such person acted in good faith, for a purpose reasonably believed to be in the best interest of the Company (or, in the case of service to another entity, not opposed to the interest of the Company).

Committees of the Board

        The Board of Directors has an Audit Committee, an Executive Committee, a Nominating Committee and an Executive Compensation Committee.

        The Audit Committee acts as principal liaison between the Board of Directors and the independent auditors employed by the Company and reviews the annual financial statements and the Company's internal accounting systems and controls. The Committee also recommends to the Board of Directors the selection of independent auditors to be employed by the Company.

        The Executive Committee exercises the authority of the Board of Directors in certain corporate matters between meetings and exercises specific powers and authority as may from time to time be lawfully delegated to it by the Board of Directors.

        The Nominating Committee nominates individuals for election or reelection to the Board of Directors. It will consider nominations recommended by shareholders who submit written recommendations to the Nominating Committee in care of the Secretary of the Company.

        The Executive Compensation Committee, among other matters, annually reviews and determines the compensation of the Chief Executive Officer of the Company and, upon his recommendation, the compensation of the other elected officers and senior management of the Company and annually reviews and recommends to the Board of Directors the compensation and allowances for the Company's outside directors. The Committee also prepares a report to shareholders (enclosed in this Proxy Statement) which discusses the Company's compensation policies for the executive officers, the Committee's bases for determining the compensation of the Chief Executive Officer for the past fiscal year, and the relationship between compensation and the Company's performance for the past fiscal year. The Executive Compensation Committee also administers the 1987 Nonqualified Stock Option Plan, the 1992 Stock Option Plan; the 1994 Stock Option Plan, the 1997 Stock Option Plan, the 1997 Director Option Plan, and if approved by the shareholders, the 1999 Stock Option Plan and determines the amount and terms of the options granted under the plans. The Committee also administers the 1993 Employee Stock Purchase Plan.

        The Board of Directors held four regular meetings and one special meeting during the fiscal year ended December 31, 1998. The Audit Committee met three times, the Executive Committee met once, the Executive Compensation Committee met four times, and the Nominating Committee did not meet in 1998. All directors attended at least 75% of the total number of meetings of the Board of Directors and the committees to which they belong.

Compensation Committee Interlocks and Insider Participation

        For 1998, Dr. Elaine L. Rigolosi and Messrs. Quentin J. Kennedy and Benjamin A. Currier served on the Executive Compensation Committee.

Executive Officers

        Set forth below are the executive officers of the Company who are not Directors. Executive officers serve at the pleasure of the Board of Directors. Information is not included in this Proxy Statement for that portion of any period for which information is required during which any executive officer did not hold such position.

Robert William Jewett

        Mr. Jewett, age 46, has served as Senior Vice President and General Counsel of the Company since 1991 and as Secretary since 1983. He has been an employee of the Company since 1981.

Paul Kolacki

        Mr. Kolacki, age 56, has served as Executive Vice President and Chief Operating Officer of the Company since 1998. He was Executive Vice President and Chief Operating Officer of the Company's Portamedic Health Information Services Division from 1991 to 1998, and has been an employee of the Company since 1964.

Fred Lash

        Mr. Lash, age 53, has served as Senior Vice President of the Company since 1993, as Chief Financial Officer since 1989 and as Treasurer since 1987.

Francis A. Stiner

        Mr. Stiner, age 65, has served as Vice President, Administrative Group of the Company since 1990 and has been an employee of the Company since 1959.

Stock Ownership of Certain Beneficial Owners and Management

        The following table sets forth, as of February 12, 1999, the beneficial ownership of the Company's issued and outstanding Common Stock (on the basis of 28,314,182 shares outstanding), including the stock ownership of each person who, to the Company's knowledge, owns over 5% of the Company's outstanding Common Stock, each of the directors of the Company, each executive officer named in the Summary Compensation Table which follows, and the directors and officers of the Company as a group, and the percentage which the shares owned constitute of the total shares outstanding.

                                                       Amount & Nature    Percent of Class
                                                        of Beneficial      (based on # of
      Name and Position                                 Ownership of     shares outstanding
     of Beneficial Owners                              Common Stock (1)       2/12/99)
     --------------------                              ----------------  ------------------
Directors
---------

G. Earle Wight                                            600,124(2)           2.11%

Kenneth R. Rossano                                        716,376(3)           2.53%

James M. McNamee                                        1,601,908(4)           5.65%

Quentin J. Kennedy                                         34,000(5)            .12%

Elaine L. Rigolosi                                         24,200(6)            .08%

Benjamin A. Currier                                        30,760(5)            .10%

John E. Nolan                                              40,000(5)            .14%


Other Most Highly Paid Executive Officers
-----------------------------------------

Paul Kolacki                                              198,948(7)            .70%

Fred Lash                                                 214,768(8)            .75%

Robert William Jewett                                      51,508(9)            .18%

All officers and directors as a group (11 total)       3,563,620(10)          12.58%

----------------

(1) Includes shares, if any, held by or for a spouse or minor children or as a trustee. Unless otherwise indicated, the director or 5% stockholder possesses sole investment and voting power in respect of these shares.

(2) Includes 404,172 shares held by the Lucile K. Wight Trust, of which Mr. Wight is trustee with sole voting and dispositive power, and 177,180 shares held by 874367 Ontario, Inc., a corporation of which Mr. Wight and his spouse Sonia are sole shareholders.

(3) Includes 256,726 shares held by Mr. Rossano's spouse, Cynthia, and 398,602 shares held by The Cynthia W. Rossano 1991 Trust, of which Mr. and Mrs. Rossano are trustees with sole voting and dispositive power. Also includes 20,000 shares underlying options that are currently exercisable or which will become exercisable within 60 days.

(4) Includes 244,604 shares held by Mr. McNamee and his spouse Patricia as joint tenants, 52,240 shares held by Mr. McNamee's spouse, Patricia, 7,064 shares held by Mr. McNamee's spouse Patricia as custodian for Sean McNamee, their minor child, and 36,000 shares held by the Trust under the will of Eileen Rooney FBO Kevin Rooney, of which Mr. McNamee is Trustee with sole voting and dispositive power. Also includes 1,262,000 shares underlying options that are currently exercisable or which will become exercisable within 60 days.

(5) Includes 20,000 shares underlying options that are currently exercisable or which will become exercisable within 60 days.

(6) Includes 1,800 shares held by Ms. Rigolosi's spouse, Robert. Also includes 20,000 shares underlying options that are currently exercisable or which will become exercisable within 60 days.

(7) Includes 1,600 shares held by Mr. Kolacki and his spouse, Sandra, as joint tenants. Also includes 188,000 shares underlying options that are currently exercisable or which will become exercisable within 60 days.

(8) Includes 1,200 shares held by Mr. Lash and his spouse, Suzanne, as joint tenants. Also includes 207,900 shares underlying options that are currently exercisable or which will become exercisable within 60 days.

(9) Includes 51,300 shares underlying options that are currently exercisable or which will become exercisable within 60 days.

(10) Includes shares owned individually by each officer and director in the group as well as shares indirectly owned by such persons as trustee of various trusts; however, where more than one officer or director is a trustee of the same trust, the total number of shares owned by such trust is counted only once in determining the amount owned by all officers and directors as a group. Also includes 1,855,900 shares underlying options that are currently exercisable or which will become exercisable within 60 days.

Compliance with Section 16(a)

        Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors of the Company and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the American Stock Exchange. Based solely on a review of reports and written representations furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and shareholders were complied with, except for one Form 4 reporting the purchase of stock which was filed late by Mr. Benjamin A. Currier, one Form 4 reporting a bona fide gift of stock which was filed late by Mr. James M. McNamee.

Compensation of Executive Officers

        The following table provides certain summary information concerning compensation paid or accrued for the last three complete fiscal years to or on behalf of the Company's Chief Executive Officer and the three other most highly paid executive officers of the Company whose total annual salary and bonus exceeded $100,000 in 1998.


                                     SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------
                                                                    Long term compensation
                                                                    ----------------------
                                             Annual compensation      Awards       Payouts
                                             -------------------    ----------     -------
                                                                    Securities
Name and                                                            underlying      LTIP       All other
principal                                   Salary       Bonus        options      payouts    compensation
position                          Year      ($)(1)       ($)(2)       (#)(3)       ($)(4)       ($)(5)
----------------------------------------------------------------------------------------------------------
James M. McNamee                  1998      408,000      430,580      140,000      584,136       62,932
Chairman, President and           1997      358,000      283,910      560,000      283,124       62,827
 Chief Executive Officer          1996      276,500       42,000            0            0       63,244

Paul Kolacki                      1998      210,000      100,000       70,000         --         43,845
Executive Vice President          1997      192,500       80,000       88,000         --         44,135
 and Chief Operating Officer      1996      172,500       75,000            0         --         43,419

Fred Lash                         1998      176,500       70,000       50,000         --         24,210
Senior Vice President,            1997      170,500       55,000       80,000         --         24,105
 Chief Financial Officer          1996      155,000       55,000            0         --         24,055
 and Treasurer

Robert William Jewett             1998      142,083       25,000       30,000         --         14,121
Senior Vice President,            1997      133,400       20,000       32,000         --         14,118
 General Counsel and Secretary    1996      127,006       17,500            0         --         13,598
------------

(1)     Includes directors fees paid to Mr. McNamee in 1996.

(2) For Mr. McNamee, includes stock awards with a fair market value of $230,580 and $133,910 in 1998 and 1997 respectively. Perquisites fall below the thresholds required for disclosure and, accordingly, have been omitted.

(3)     Includes the effect of two for one stock splits in 1997 and 1999.

(4) Represents the fair market value of the stock bonus awarded to Mr. McNamee under the CEO Compensation Plan, which provides the potential for annual stock bonuses.

(5)     The amounts disclosed in this column include:

        (a) Company contributions of the following amounts in 1998, 1997, and 1996 respectively, under the Company's Salary Reduction Plan, a defined contribution plan on behalf of Mr. McNamee ($2,480, $2,375 and $2,792), Mr. Kolacki ($2,500, $2,375 and
                $2,665), Mr. Lash ($2,480, $2,375 and $2,325) and Mr. Jewett
                ($2,378, $2,208 and $1,855).

        (b) Payment by the Company in 1998, 1997 and 1996 of premiums on whole-life insurance policies in the following annual amounts for Mr. McNamee ($55,877 per year), Mr. Kolacki ($41,470 per year), Mr. Lash ($21,730 per year) and Mr. Jewett ($11,743 per year).

        (c) Payment by the Company in 1998, 1997 and 1996 of premiums on a disability insurance policy for Mr. McNamee of $4,575 per year.

Option Grants in Last Fiscal Year

                                     OPTION GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------------------------------
                           Individual grants
----------------------------------------------------------------------------
                               Number of         % of total
                        securities underlying  options granted                              Grant date
                               options         to employees in    Exercise     Expiration     present
Name                        granted (#)(1)       fiscal year    price ($/Sh)      date      value ($)(4)
-------------------------------------------------------------------------------------------------------
James M.  McNamee
Chairman, President and       60,000 (2)            5.0%           $7.375        2/2008       246,000
 Chief Executive Officer      80,000 (3)            6.6%          $13.375       12/2008       616,000

Paul Kolacki
Executive Vice President      30,000 (2)            2.5%           $7.375        2/2008       123,000
 and Chief Operating          40,000 (3)            3.3%          $13.375       12/2008       308,000
 Officer

Fred Lash
Senior Vice President,        20,000 (2)            1.7%           $7.375        2/2008        82,000
 Chief Financial Officer      30,000 (3)            2.5%          $13.375       12/2008       231,000
 and Treasurer

Robert William Jewett
Senior Vice President,        10,000 (2)            0.8%           $7.375        2/2008        41,000
 General Counsel and          20,000 (3)            1.7%          $13.375       12/2008       154,000
 Secretary

(1) The 1997 Stock Option Plan grants become exercisable commencing 24 months after grant date and 25% become exercisable on each successive anniversary of that date, with full vesting occurring on the fourth anniversary date. The options terminate upon termination of employment for any reason other than death, disability or retirement. Further, to be eligible to exercise the options, an optionee must remain in the employment of the Company for a period of 24 months from the date of grant (or retirement, if earlier). Options that are not fully vested and exercisable as of the date the optionee terminates employment because of death, disability or retirement, or as of the date of an actual or threatened change in control of the Company, become vested and exercisable in full on such date. Similarly, the vesting of options may be accelerated in connection with certain mergers, consolidations, sales or transfers by the Company of substantially all of its assets.

(2) These options were granted under the 1997 Stock Option Plan on February 6, 1998.

(3) These options were granted under the 1997 Stock Option Plan on December 21, 1998.

(4) The values shown were calculated using the Black-Scholes option pricing model and are presented solely for the purposes of comparative disclosure in accordance with certain regulations of the SEC. The Black-Scholes model is a mathematical formula widely used to value traded stock price volatility and dividend yield. The actual value that an executive officer may realize, if any, depends on the amount by which the stock price at the time of exercise exceeds the exercise price (fair market value of the stock at the time of the grant). There is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. In calculating the grant date present values set forth the table, the Company used the following assumptions: (a) expected volatility of 41.90%; (b) discount rate of 4.75%; (c) dividend yield of .34%; and (d) exercise at the end of 9 year period from the date of grant. No adjustments have been made for non-transferability or risk of forfeiture.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

        The following table provides certain information on options exercised in 1998 and the value of certain unexercised options at December 31, 1998.

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
-----------------------------------------------------------------------------------------------
                                                                               Value of
                                                      Number of securities    unexercised
                                                           underlying         in-the-money
                                                       unexercised options     options at
                                                        at FY-end (#)(2)      FY-end ($)(3)
                           Shares
                          acquired         Value         Exercisable/         Exercisable/
Name                   on exercise(#)  realized ($)(1)   Unexercisable        Unexercisable
-----------------------------------------------------------------------------------------------
James M. McNamee              --               --       862,000/740,000     9,776,000/6,939,375

Paul Kolacki              44,000         $421,638       148,000/236,000     1,736,440/2,141,750

Fred Lash                 30,000         $256,188       176,100/193,100     2,023,396/1,790,534

Robert William Jewett     21,600         $201,278         30,400/97,600         380,481/868,194

(1) Amount represents the difference between the exercise price and the fair market value on the date of exercise, multiplied by the number of options exercised.

(2) Includes the effect of a two for one stock split of the Company's Common Stock in 1997 and 1999.

(3) Amount represents the difference between the exercise price and the fair market value on December 31, 1998 ($14.50), multiplied by the number of options exercisable and unexercisable.

Report of the Executive Compensation Committee

        The report of the Executive Compensation Committee below shall not be deemed to be filed under, or incorporated by reference into any filing under, the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.

        The Company's Executive Compensation Committee for 1998 was comprised of three directors who are not present or former employees of the Company. The Committee establishes compensation policies for the CEO and other executive officers and administers the Company's programs for cash compensation and stock awards, bonuses and options.

        Essentially, the Committee believes that executive compensation should be largely determined by management's performance in the shareholders' interests. This usually means earnings. Sustained growth in earnings will ultimately be reflected in increased shareholder value and positioning the Company for future growth in revenues and earnings is an important management function.

        The Committee believes that employee stock ownership effectively aligns employees with the interests of stockholders and looks to stock options to provide an opportunity for employee stock ownership. The Committee further believes that compensation is important to attract talented individuals to the Company, to retain them and to provide incentive. In addition, the CEO is entitled to stock awards and stock bonuses (or cash payments in lieu of stock awards or stock bonuses) under the CEO Plan that has been in effect. Each year the Committee reviews and determines the compensation of other executive officers. In furtherance of the Company's policy to provide incentives and to reward performance, compensation is based on specific criteria developed through the company's experience, including attainment of revenue and expense objectives, planning and organizational development and personal leadership. The weight accorded each of these factors is within the Committee's discretion and may depend on the Company's performance during the year.

        The following information regarding stock options and stock awards is presented after giving effect to two for one stock splits effected on August 22, 1997 and January 8, 1999.

        For 1998, Mr. McNamee was awarded a cash bonus of $200,000 in recognition of the Company's outstanding performance. He had received a cash bonus of $150,000 for 1997. Stock awards for the CEO have been based on continuing satisfactory performance measured against management objectives established by the Board. These objectives include corporate growth and development, profitability, total return to shareholders and management team development. For 1998, the CEO received a stock award of 18,000 shares. The CEO had received a stock award of 14,000 shares for 1997. Stock bonuses for the CEO are based on sustained increases in earnings per share. For 1998, the CEO received a stock bonus of 45,600 shares. He had received a stock bonus of 29,600 shares in 1997. No stock bonus was awarded to the CEO for 1995 or 1996. In addition, on February 6, 1998 and December 21, 1998, Mr. McNamee was awarded options to purchase 60,000 and 80,000 shares, respectively, of common stock pursuant to the 1997 Option Plan. These options become exercisable 25% after two years and 25% each year thereafter, at an exercise price of $7.375 and $13.375 per share, respectively.

        For 1996 through 1998 the Committee developed a CEO Compensation Plan continuing the stock awards and stock bonuses that were features of the earlier Plan. In addition, the 1996-98 Plan, in order to provide incentive for the Company to achieve earnings and share price goals over the life of the Plan, provided for a special 400,000 share option (100,000 shares pre-split) for the CEO, which was granted in 1997. This option is a variation of the Company's regular options that become exercisable 20% during the first year and an additional 20% each of the next four years. It provides, however, that the entire 400,000 share option (100,000 shares pre-split) may be exercised if the Company's earnings exceed $.35 a share ($1.40 a share pre-split) for 1998 and the stock price is at or above $7.50 per share ($30 per share pre-split) for any period of thirty consecutive days in the first six months of 1999. The option price is $4.28 per share ($17.125 per share pre-split), the fair market value on April 9, 1997, the date the option was approved by the Board. This option was submitted to shareholders and approved at the 1997 annual meeting.

        Section 162(m) of the Internal Revenue Code, enacted in 1993 and effective for taxable years beginning after January 1, 1994, generally limits to $1 million per individual per year the federal income tax deduction for compensation paid by a publicly-held company to certain executive officers. Compensation that qualifies as performance-based compensation for purposes of this section is not subject to the $1 million deduction limitation. The Executive Compensation Committee will continue to evaluate this provision but presently intends to qualify compensation as performance-based to the extent feasible and in the best interest of the Company.

                                              EXECUTIVE COMPENSATION COMMITTEE





                                              Quentin J. Kennedy, Chairman
                                              Elaine L. Rigolosi
                                              Benjamin A. Currier

Stock Price Performance Graph

        The Stock Price Performance Graph below shall not be deemed to be filed under, or incorporated by reference into any filing under, the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Graph by reference.

        The following graph compares the cumulative total shareholder return (assuming dividends are reinvested) on the Company's Common Stock for the last five years with the cumulative total return (assuming dividends are reinvested) of the Standard & Poor's 500 Stock Index and the Russell 2000 Index. In prior years, the Company used a peer group index consisting of Mediq, Inc. and Policy Management Systems Corporation. However, the stock of Mediq, Inc. has not traded since May 29, 1998 and Policy Management Systems Corporation sold its Life Information services business segment in May 1998. The Russell 2000 Index was selected because it represents companies with similar market capitalization to the Company. The shareholder return shown on this graph is not necessarily indicative of future performance.


        --------------------------------------------------------
           Comparison of Five-Year Cumulative Total Return Hooper Holmes, Inc., S&P 500 Index and Russell 2000 Index
       ---------------------------------------------------------
                        [GRAPH APPEARS HERE]

 Measurement Period       Hooper           S&P 500       Russell 2000
(Fiscal year covered)   Holmes, Inc.        Index           Index
---------------------   ------------       -------       ------------

BASE                      $100.00          $100.00         $100.00
FYE 1994                  $ 57.26          $ 98.46         $ 96.82
FYE 1995                  $ 72.11          $132.05         $122.19
FYE 1996                  $154.73          $158.80         $140.23
FYE 1997                  $260.26          $208.05         $169.00
FYE 1998                  $519.54          $263.57         $163.18

              ASSUMES $100 INVESTED ON DECEMBER 31, 1993
                      ASSUMES DIVIDEND REINVEST
                 FISCAL YEAR ENDING DECEMBER 31, 1998

Employment Contracts and Change-in-Control Arrangements

        In 1990, the Company entered into an employee retention agreement, as amended (the "Agreement") with Mr. McNamee entitling him to certain benefits if his employment is terminated within two years of a "change of control", as defined in the Agreement. Following a change of control, Mr. McNamee is entitled to retain the same position, duties and compensation as he had prior to the change of control for a period of two years after the date of the change of control. After a change in control has occurred, if Mr. McNamee's employment is terminated by the Company or by Mr. McNamee within two years of the date of the change of control (other than as a result of his death, disability or for cause, as defined in the Agreement), Mr. McNamee is entitled to receive a lump sum payment in cash equal to the aggregate of (a) to the extent unpaid, his highest base salary through the date of termination (as defined in the Agreement), (b) a pro rata portion of his recent bonus (as defined in the Agreement, generally to be the highest annual guaranteed bonus to which he was entitled during the last two full fiscal years prior to the date of the change of control), (c) twice the sum of his highest base salary and recent bonus, and (d) all amounts of compensation previously deferred (with accrued interest thereon) and unpaid and any accrued vacation pay not yet paid by the Company. In addition, he will be entitled to receive during the two year period after the change of control, all benefits payable to him (or his family) under welfare benefit programs (such as medical, dental, disability and life insurance programs) equivalent to those most favorable immediately preceding the date of the change of control. In the event that Mr. McNamee would be subject to an excise tax, then he should be entitled to receive an additional payment such that after Mr. McNamee pays such excise taxes, including any excise tax imposed on any portion of such additional payment, Mr. McNamee will retain additional payments equal to the excise taxes imposed.

        In 1996, the Company entered into employee retention agreements ("Agreement") with the Executive Officers of the Company (exclusive of Mr. McNamee), entitling them to certain benefits if their employment is terminated within two years of a change in control, as defined in the Agreement. Following a change in control, each Executive Officer is entitled to retain the same position, duties and compensation as he had prior to the change of control for a period of two years after the date of the change in control. After a change in control has occurred, if the Executive Officer's employment is terminated by the Company or by the Executive Officer within two years of the date of the change in control (other than as a result of his death, disability or for cause as defined in the Agreement), the Executive Officer is entitled to receive a lump sum payment in cash equal to the aggregate of (a) to the extent unpaid, his highest base salary through the date of termination (as defined in the Agreement), (b) a pro rata portion of his recent bonus (as defined in the Agreement, generally to be the highest guaranteed bonus to which he was entitled during the last three full fiscal years prior to the date of the change of control), (c) twice the sum of his highest base salary and recent bonus, and (d) all amounts of compensation previously deferred (with accrued interest thereon) and unpaid and any accrued vacation pay not yet paid by the Company. In addition, the Executive Officer will be entitled to receive during the two year period after the change in control, all benefits payable to him (or his family) under welfare benefit programs (such as medical, dental, disability and life insurance programs) equivalent to those most favorable immediately preceding the date of the change in control. In the event that the Executive Officer would be subject to an excise tax, then he should be entitled to receive an additional payment such that after the Executive Officer pays such excise taxes, excluding any excise tax imposed on any portion of such additional payment, he will retain additional payments equal to the excise taxes imposed.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IDENTIFIED HEREIN.

             ITEM 2--AMENDMENT TO THE CERTIFICATE OF INCORPORATION

Proposed Amendment

        At the Annual Meeting, the shareholders are being requested to approve an amendment to the Company's Certificate of Incorporation for the purpose of increasing the total number of shares of Common Stock the Company is authorized to issue. The Company's current Amended Certificate of Incorporation (the "Certificate") authorizes the Company to issue 80,000,000 shares of Common Stock. On January 26, 1999, the Board of Directors authorized an amendment to the Certificate to increase the authorized number of shares of Common Stock to 240,000,000 shares.

Reasons for the Amendment

        On January 8, 1999, the Company effected a 2-for-1 stock split that resulted in the issuance of one additional share of Common Stock for every share of Common Stock outstanding. The Company utilized 17,189,000 shares of Common Stock in order to effect that stock split. Immediately following the stock split, approximately 46,909,000 shares of Common Stock were authorized but unissued (and unreserved), 28,311,000 shares were issued and outstanding, 4,675,000 shares were reserved for issuance upon exercise of outstanding options, and 105,000 shares were reserved for issuance upon exercise of outstanding options which may in the future be granted pursuant to the Company's stock option plans. In addition, pursuant to the Company's Stockholder Rights Plan adopted in 1990, (as amended), the Board of Directors declared a dividend in April of 1990 of one Common Share Right for each outstanding share of Common Stock distributable on April 2, 1990. If the increase in authorized shares is approved, there will be approximately 207,000,000 authorized but unissued (and unreserved) shares available for future utilization.

        The principal purpose of the proposed amendment to the Certificate is to authorize additional shares of Common Stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to raise additional capital through the sale of securities, to grant options or other stock incentives to the Company's employees, to acquire another company or its business or assets, to seek to establish a strategic relationship with a corporate partner or to permit a future stock dividend or stock split. The additional shares will also be available in the event Common Share Rights are exercised pursuant to the Stockholder Rights Plan. The increase in the authorized shares of capital stock is not being proposed because of any specific contemplated acquisition, nor does the Company have any present plans to raise additional capital or to split its Common Stock or declare a stock dividend. The Board of Directors believes that having the authority to issue additional shares of Common Stock will avoid the possibility delay and expense of calling a special meeting of shareholders for this purpose at or near the time the Company may have a use for such shares.

        This amendment is not being proposed as a means of preventing a change in control or takeover of the Company. However, the Board of Directors could issue the additional shares to dilute the stock ownership and voting power of persons seeking to obtain control of the Company, and the additional authorized shares could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. The existence of the additional authorized shares could have the effect of defeating or discouraging proposals for the acquisition of the Company which some or a majority of shareholders might deem advantageous.

        No shareholder is entitled to any preemptive rights with respect to the Company's Common Stock. If the amendment is approved by shareholders, no further vote of the shareholders will be required prior to the Company's issuance of Common Stock in accordance with the Company's Certificate of Incorporation, as amended, except as may be required by applicable law. Although the increase in authorized shares of Common Stock will not itself be dilutive to current shareholders, any issuance of such Common Stock may dilute the then current ownership percentage of shareholders.

Text of Amendment

        Under the proposed amendment, Article Fourth of the Certificate of Incorporation would be amended as follows:

        "FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is 240,000,000 shares, all of which shall be designated common shares with a par value of $0.04 each."

        If the proposed amendment is approved, the Company intends to file the amendment to the Certificate of Incorporation with the Secretary of State of New York as soon as is reasonably practicable after such approval is obtained.

        THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

ITEM 3--PROPOSAL FOR APPROVAL OF THE 1999 STOCK OPTION PLAN

        The Executive Compensation Committee recommended that the Company establish a new stock option plan and the Board approved resolutions adopting the Hooper Holmes, Inc. 1999 Stock Option Plan (the "1999 Plan"), subject to approval by the Company's shareholders. The purpose of the 1999 Plan is to reward key managers and employees for their best efforts on behalf of the Company, to induce such employees to remain in the employ of the Company, to attract talented individuals to join the Company, to motivate such employees to exert their best efforts on behalf of the Company, and to encourage such employees to secure or increase their stock ownership in the Company.

General

        The 1999 Plan provides for the grant of stock options and/or stock appreciation rights as incentives and rewards to key managers and employees for their efforts on behalf of the Company. The maximum number of shares of Common Stock of the Company that may be issued under the 1999 Plan is one million (1,000,000) shares, subject to proportionate adjustment to prevent substantial dilution or enlargement of rights in the event that a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, exchange of shares, or any similar change affects the Common Stock. In such events, shares subject to outstanding options and stock appreciation rights (and the price per share of such shares) also will be proportionately adjusted. No option or stock appreciation right may be granted under the 1999 Plan after the expiration of ten (10) years from the date the 1999 Plan was adopted by the Board. On _________, 1999 the closing price of the Company's Common Stock was $______________ per share.

Administration

        The 1999 Plan will be administered by the Executive Compensation Committee of the Board of Directors (or other committee that satisfies the requirements for non-employee directors set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended) (the "Committee"). The Committee, after consultation with the Company's Chief Executive Officer, will determine, among other matters, (1) the individuals who qualify as key managers and employees for eligibility, (2) the type of grant, if any, each such employee will receive, (3) the number of shares subject to each option and/or stock appreciation right, (4) the time and manner of exercise, and (5) the duration of the exercise period. The Committee also will have the authority to interpret the 1999 Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for its administration, and make such other determinations under, and interpretations of, the 1999 Plan, and take such other action, as it deems necessary or advisable.

Eligibility

        Present and future key managers and employees of the Company (or its subsidiaries) are eligible to receive awards under the 1999 Plan. After consultation with the Company's Chief Executive Officer, the Committee will have the authority to determine who is a key manager or employee. Currently, approximately 300 employees would be eligible to participate in the 1999 Plan.

        Upon notice to a key manager or employee of the Committee's decision to grant an option and/or stock appreciation right to him/her, that employee will receive the option and/or stock appreciation right granted only if the employee enters into an Option or Stock Appreciation Right Agreement within thirty (30) days after receiving the notice. The employee must agree in the Option or Stock Appreciation Right Agreement to remain in the employ of the Company for a period of twenty-four (24) months from the date of the grant (or earlier retirement), and unless otherwise provided, the employee may not exercise the options and/or stock appreciation rights until after such period, or until the employee's earlier retirement, death, total disability or an actual or threatened change in control of the Company. Options and stock appreciation rights are not transferable other than by will or by the laws of descent and distribution.

Terms and Conditions of Grants of Options

        The Committee will designate whether an option is an incentive stock option (and therefore subject to certain specific limitations necessary to receive tax treatment as such under the Internal Revenue Code of 1986, as amended (the "Code")) or a nonqualified stock option, the exercise date or dates of the option, and the option period. The purchase price of shares subject to an incentive stock option or nonqualified stock option, will be no less than 100% (110% in the case of incentive stock options granted to holders of more than 10% of the Company's voting stock) of the fair market value of a share of Common Stock on the grant date. The option price of the shares must be paid to the Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including Common Stock equal in fair market value to the option price, whether previously owned or a portion of the shares being acquired upon exercise. The option period, including any extensions that may be granted in the Committee's discretion, may not exceed ten (10) years from the date of the grant (or five years in the case of incentive stock options granted to holders of more than 10% of the Company's voting stock). Options not yet fully vested will become vested and exercisable in full in the event of death, total disability, or retirement of the participant or if there is an actual or threatened change in control of the Company. Under the 1999 Plan, an employee's total disability, retirement or termination of employment for any other reason except death may result in a reduction of the option period initially established by the Committee. The aggregate fair market value of the shares of Common Stock with respect to which incentive stock options may be granted under the 1999 Plan and any other plan maintained by the Company cannot exceed $100,000 for shares which became exercisable for the first time by an Optionee during any calendar year.

        The Committee may also provide for the automatic grant of a new option (a "Reload option") and may designate it as an incentive stock option or a nonqualified stock option. The Reload option may be granted automatically to a participant when he exercises an option, in whole or in part, by surrendering previously acquired shares of Common Stock or a portion of the shares being acquired upon exercise of the option. Any such Reload option will be for the number of shares delivered upon the employee's exercise of an option, will be exercisable only in the event shares purchased upon exercise of the original option are held for the holding period specified in the Option Agreement, and will terminate in the event such shares are sold prior to the expiration of the holding period. The purchase price of shares subject to each Reload option will be no less than the fair market value on the date of the Reload option grant.

        The Board or the Committee may authorize financial assistance for the purpose of providing funds for the purchase of Common Stock pursuant to the exercise of an option granted under the 1999 Plan, however, the amount of financial assistance may not exceed ninety percent (90%) of the purchase price. The recipient of the financial assistance must provide a negotiable promissory note for the amount, payable to the Company or its order, of not more than five years in term, with an interest rate to be fixed by the Committee of not less than the applicable federal rate (as defined in the Code), and must pledge the shares purchased as security.

Terms and Conditions of Stock Appreciation Rights

        The Committee may grant stock appreciation rights covering the same shares (or a lesser number of shares) of Common Stock that are covered by an option or shares that are not covered by an option. A stock appreciation right that is related to an option (in which case the exercise of one automatically cancels the right to exercise all or a portion of the other) generally will be subject to the same terms and conditions as the related option and will entitle the holder to surrender the related unexercised option and to receive an amount equal to the excess of the fair market value of one share of Common Stock on the exercise date over the option price times the number of shares covered by the surrendered option. A stock appreciation right granted independently of any option will be exercisable at such times and under circumstances as determined by the Committee, however, it shall be exercisable no later than ten (10) years after the date of grant. A stock appreciation right granted independently will entitle the holder to receive an amount equal to the excess of the fair market value of one share of Common Stock on the exercise date over the price per share stated in the stock appreciation right (which price will be no less than 100% of the fair market value of a share of Common Stock on the grant date) times the number of shares covered by the stock appreciation right. The Committee will determine at the time of the grant whether payment upon exercise will be made in cash, in shares of Common Stock, or partly in cash and partly in shares. After consultation with the Company's Chief Executive Officer, the Committee may approve or deny a request to exercise a stock appreciation right.

Amendment and Termination

        The Board may amend the 1999 Plan as it may deem advisable, provided, however, that no amendment will be effective without prior shareholder approval if the amendment would (a) materially increase the number of securities which may be issued under the 1999 Plan to Insider Participants; or (b) materially modify the requirements as to eligibility for participation in the 1999 Plan to add a class of Insider Participants. Certain other amendments may also require shareholder approval. The Board may terminate the 1999 Plan at any time. No amendment or termination of the 1999 Plan will alter or impair any rights or obligations under any option or stock appreciation right previously granted without the participant's consent.

1999 Plan Benefits

        Because grants under the 1999 Plan are entirely discretionary, the Company cannot determine the number of options and/or stock appreciation rights that will be granted to participants in the future or that would have been granted to participants in 1998 if the 1999 Plan had been in effect.

Federal Income Tax Treatment of Awards

        Nonqualified Stock Options and Stock Appreciation Rights: A recipient
        --------------------------------------------------------
will not realize taxable income at the time a nonqualified stock option or stock appreciation right is granted and no deduction will be allowed for the Company at that time. Upon exercise, the recipient will generally realize ordinary income (i) in the case of the exercise of a nonqualified stock option, in an amount equal to the difference between the fair market value of the shares at the time of exercise and the option price, and (ii) in the case of the exercise of a stock appreciation right, in an amount equal to the cash or the fair market value of the shares received pursuant to the exercise. Tax withholding is required on such income or the Company must otherwise ensure that the amount of required withholding is remitted by the recipient to the Company. The Company normally will be entitled to a deduction at the same time and in the same amount as the employee is considered to have realized as ordinary income in connection with the exercise.

        If an Optionee exercises a nonqualified stock option by surrendering Common Stock already owned by the optionee with a fair market value equal to all or a portion of the exercise price, the optionee will not recognize any gain or loss upon the surrender of already-owned shares of Common Stock for an equal number of new shares of Common Stock. The basis and holding period of the old shares is carried over to an equal number of new shares.

        Section 83(c)(3) of the Internal Revenue Code provides that a recipient who is subject to potential liability under Section 16(b) will recognize income on the exercise date in accordance with the rules described above, if the option or stock appreciation right was issued at least six months before such date. However, an argument can be made, based upon the Code and regulations, that if an Insider Participant has made, or could make, other purchases of Company stock within six months before or after the exercise date of a nonqualified stock option or a stock appreciation right that is exercisable for cash or Common Stock, taxation will be deferred until six months after the exercise date, unless the recipient has made a timely election under Section 83(b) of the Code to be taxed as of the date of exercise. At the time the recipient recognizes ordinary income, the Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by the recipient, subject to proper withholding.

        Upon the sale of stock acquired upon the exercise of a nonqualified stock option or stock appreciation right, the seller will realize a capital gain or loss equal to the difference between the amount realized on such disposition and the employee's basis for the shares. The employee's basis will equal the fair market value of the shares acquired upon the exercise as of the date such shares were includible in income, unless such shares were acquired with previously owned shares. In such event the employee's basis will equal the basis of an equal number of the previously owned shares.

        Incentive Stock Options: An optionee will not realize taxable income at
        -----------------------
the time an incentive stock option is granted or exercised, however, if an incentive stock option is exercised more than three months following the optionee's termination of employment for any reason except death or disability (a disqualifying exercise), the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. Although an optionee will not realize ordinary income upon his or her exercise of an incentive stock option, the excess of the fair market value of the Common Stock acquired at the time of exercise over the option price may constitute an adjustment in computing alternative minimum taxable income under Section 56 of the Code and, thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Code on the optionee. If an optionee exercises an incentive stock option by surrendering Common Stock, the same results as discussed above with respect to nonqualified stock options will apply.

        When Common Stock covered by an incentive stock option is sold, the optionee will be taxed on the difference between the sale price and the original option price. If the optionee has held the stock for at least one year after exercise of the incentive stock option and two years after the date the incentive stock option was granted, the gain, if any, will be treated as capital gains. If an optionee sells stock covered by an incentive stock option in a disqualifying disposition, i.e. within one year after the exercise of the incentive stock option or within two years after the grant of the incentive stock option, the optionee will recognize ordinary income in the year of the disposition on the difference between the option price and the lesser of the fair market value of the stock on the date of exercise and the sale price of the stock. The optionee's basis in the shares sold is the amount recognized as ordinary income upon the exercise of an incentive stock option added to the option exercise price.

        The Company generally is not entitled to a deduction as a result of the grant or exercise of an incentive stock option. However, if the optionee recognizes ordinary income as a result of a disqualifying exercise or disposition, the Company is entitled to a deduction of an equivalent amount in the taxable year of the Company in which the disqualifying disposition or exercise occurs.

Change of Control

        The 1999 Plan provides that, in the event of certain changes in ownership or control of the Company, the right to exercise options otherwise subject to a vesting schedule may be accelerated. In the event such acceleration occurs and depending upon the individual circumstances of the recipient, certain amounts with respect to such options may constitute "excess parachute payments" under the "golden parachute" provisions of the Code.

        Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment.

Code Section 162(m)

        Effective January 1, 1994, Section 162(m) of the Code generally limits to $1 million per individual per year the corporate deduction for compensation paid to the Company's Chief Executive Officer and certain other officers of the Company whose compensation is required to be reported in the Summary Compensation Table. Under Section 162(m) of the Code, compensation attributable to options and stock appreciation rights that satisfy certain criteria is considered performance-based compensation and as such is excluded from the compensation taken into account for purposes of the $1 million compensation deduction limitation. The requirements for performance-based compensation, as applied to options and stock appreciation rights, include disclosure to shareholders of the class of employees who are eligible to receive such compensation, the maximum number of shares for which grants may be made to any employee and the exercise price of the grants. As set forth above, grants may be made under the 1999 Plan to key managers, and the exercise price for such grants must be no less than 100% of the fair market value of a share of Common Stock on the grant date. The options and stock appreciation rights granted under the 1999 Plan also are intended to satisfy the other requirements for performance-based compensation under Section 162(m) of the Code and, accordingly, the Company expects to be entitled to a deduction for any ordinary income that is realized by any employee with respect to options and stock appreciation rights granted under the 1999 Plan.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1999
PLAN.

                 ITEM 4--RATIFICATION OF SELECTION OF AUDITORS

        The Board of Directors has selected the firm of KPMG LLP, independent public accountants, to serve as auditors for the fiscal year ending December 31, 1999, subject to ratification by the shareholders. This firm (and its predecessors) has served as the Company's auditors since 1980.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THIS SELECTION.

        If the appointment is not approved, the Board will select other independent accountants. It is expected that a member of the firm of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

Shareholder Proposals for the 2000 Annual Meeting

        Proposals of shareholder intended for inclusion in the Proxy Statement for the Annual Meeting of Shareholders to be held in 2000, must be received at the Company's executive offices not later than December 17, 1999. Proponents should submit their proposals by Certified Mail--Return Receipt Requested.

        A shareholder who wishes to make a proposal at the 2000 Annual Meeting of Shareholders without including the proposal in the Company's proxy statement must notify the Company of such proposal by March 1, 2000. If a shareholder fails to give notice by this date, the proxy solicited by the Company for use in connection with the 2000 Annual Meeting will confer discretionary authority on the persons named as proxies to vote in their discretion on such proposal without any discussion in the proxy statement of either the proposal or how the proxies intend to exercise their voting discretion.

Other Matters

        The Company is not aware of any business which will be presented at the 1999 Annual Meeting of Shareholders other than those matters set forth in the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly presented at the 1999 Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment on such matters.

Solicitation of Proxies

        The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone or telegraph by regular employees of the Company, without any additional remuneration and at minimal cost. The Company has also retained the services of Corporate Investor Communications, Inc., Carlstadt, New Jersey, to solicit proxies on behalf of the Company. The fee to be paid by the Company for such services is not expected to exceed $10,000. The cost of soliciting proxies will be borne by the Company.

                              BY ORDER OF THE BOARD OF DIRECTORS
                              HOOPER HOLMES, INC.

                              /s/ Robert William Jewett

                              Robert William Jewett
                              Secretary

April 15, 1999

[X] (Please mark your) votes as in this example.

   This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors, and FOR proposals 2, 3 and 4.

--------------------------------------------------------------------------------
  The Board of Directors recommends a vote FOR Election of Directors and FOR proposals 2, 3 and 4.
--------------------------------------------------------------------------------

                     FOR     WITHHELD
1.  Election of                            Nominees:
    Directors:       [_]       [_]         Benjamin A, Currier
                                           Elaine L. Rigolosi

            For, except vote withheld from the following nominee(s):

            -----------------------------------------------------------------

                                            FOR         AGAINST      ABSTAIN
2.  Approval of
    Amendment to                            [_]           [_]          [_]
    Certificate of
    Incorporation.

                                            FOR         AGAINST      ABSTAIN
3.  Approval of 1999
    Stock Option Plan.                      [_]           [_]          [_]


                                            FOR         AGAINST      ABSTAIN
4.  Approval of
    Independent                             [_]           [_]          [_]
    Auditors.


5. In their discretion, upon other matters as may properly come before the meeting or any adjournment(s) thereof.


SIGNATURE(S) _______________________________________________ DATE _____________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.
--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                               HOOPER HOLMES, INC.
             Proxy Solicited on Behalf of the Board of Directors of
                  the Company for Annual Meeting, May 25, 1999

        The undersigned hereby constitutes and appoints James M. McNamee and
P       Robert William Jewett and each of them, the true and lawful attorneys,
R       agents and proxies of the undersigned, with full power of substitution,
O       to vote with respect to all the shares of Common Stock of Hooper Holmes,
X       Inc., standing in the name of the undersigned at the close of business
Y on April 7, 1999, at the Annual Meeting of Shareholders and all adjournments thereof, with all powers that the undersigned would possess if personally present.

                                                         (Change of address)

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

You are encouraged to specify your choice by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.
                                                                     -----------
                                                                     SEE REVERSE
                                                                            SIDE
                                                                     -----------

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *